UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

NUCOR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) The Corporation held its annual meeting of stockholders on May 8, 2014.

(b) At the meeting, stockholders elected all nine of the directors nominated by the Board to serve for a term of one year and until their successors are duly elected and qualified. Each director received a greater number of votes cast “for” his or her election than votes “withheld” from his or her election as reflected below. The stockholders also ratified the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2014. The stockholders approved, on an advisory basis, the compensation of the Corporation’s named executive officers as disclosed in the Corporation’s proxy statement dated March 25, 2014 (the “2014 Proxy Statement”). The stockholders approved the Nucor Corporation 2014 Omnibus Incentive Compensation Plan. The stockholders did not approve the stockholder proposal presented at the meeting. For more information on the proposals, see the 2014 Proxy Statement. The final voting results for each of the proposals presented at the meeting are set forth below.

1. Election of directors:

			Broker
Director	Votes For	Votes Withheld	Non-Votes
Peter C. Browning	227,611,166	15,367,156	33,077,256
John J. Ferriola	238,714,757	4,263,565	33,077,256
Harvey B. Gantt	239,645,981	3,332,340	33,077,256
Gregory J. Hayes	241,158,787	1,819,534	33,077,256
Victoria F. Haynes, Ph.D.	239,278,256	3,700,065	33,077,256
Bernard L. Kasriel	241,025,450	1,952,871	33,077,256
Christopher J. Kearney	238,834,747	4,143,574	33,077,256
Raymond J. Milchovich	240,439,521	2,538,801	33,077,256
John H. Walker	241,066,328	1,911,995	33,077,256

2. Ratification of PricewaterhouseCoopers LLP:

Votes For	Votes Against	Abstentions
273,851,644	1,711,260	492,673

3. Advisory vote on executive compensation:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
236,626,672	5,137,251	1,213,946	33,077,708

4. Approval of the Nucor Corporation 2014 Omnibus Incentive Compensation Plan:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
232,972,452	9,202,643	802,774	33,077,708

5. Stockholder proposal regarding director election majority vote standard:

			Broker
Votes For	Votes Against	Abstentions	Non-Votes
100,774,764	140,039,982	2,163,003	33,077,828

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: May 13, 2014	By:	/s/ James D. Frias
James D. Frias
Chief Financial Officer, Treasurer and Executive Vice President

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